EXHIBIT 21



                            MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                         OF THE COMPANY

                                                Incorporation
         Name                                    Jurisdiction

MTS Systems (Hong Kong) Inc.                  Minnesota, U.S.A.

MTS Testing Systems (Canada) Ltd.             Canada

MTS Systems GmbH                              Germany

MTS Sensors Technologie GmbH and Co. KG       Germany

MTS Systems France                            France

MTS (Japan) Ltd.                              Japan

MTS Systems Limited (London)                  United Kingdom

MTS Systems SRL (Italy)                       Italy

MTS International, Ltd.                       West Indies

MTS Systems Norden AB                         Sweden

MTS Sistemas do Brasil, Ltda.                 Brazil

MTS Systems (China) Inc.                      Peoples Republic of China

Custom Servo Motors, Inc.                     Minnesota, U.S.A.

MTS Korea, Inc.                               Republic of Korea

Adamel Lhomargy S.A.                          France

MTS Holdings France, SARL                     France